                                                                     EXHIBIT 4.1



                                 TRUST INDENTURE

                               HERMAN MILLER, INC.

                              DATED



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                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS............................................................................................1
   SECTION 1.01  Definitions of Terms.............................................................................1
ARTICLE II. ISSUE, SERIES, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES......................8
   SECTION 2.01  Designation and Terms of Notes; Issuance in Series...............................................8
   SECTION 2.02  Form of Notes and Trustee's Certificate.........................................................10
   SECTION 2.03  Denominations: Provisions for Payment...........................................................10
   SECTION 2.04  Execution and Authentication....................................................................12
   SECTION 2.05  Registration of Transfer and Exchange...........................................................14
   SECTION 2.06  Temporary Notes.................................................................................15
   SECTION 2.07  Mutilated, Destroyed, Lost or Stolen Notes......................................................15
   SECTION 2.08  Cancellation....................................................................................16
   SECTION 2.09  Benefits of Indenture...........................................................................16
   SECTION 2.10  Authenticating Agent............................................................................17
   SECTION 2.11  Global Notes....................................................................................17
ARTICLE III. REDEMPTION OF NOTES.................................................................................19
   SECTION 3.01  Redemption......................................................................................19
   SECTION 3.02  Notice of Redemption............................................................................19
   SECTION 3.03  Payment Upon Redemption.........................................................................20
ARTICLE.IV. COVENANTS OF COMPANY.................................................................................21
   SECTION 4.01  Payment of Principal, Premium and Interest......................................................21
   SECTION 4.02  Maintenance of Office or Agency.................................................................21
   SECTION 4.03  Paying Agents...................................................................................22
   SECTION 4.04  Appointment to Fill Vacancy in Office of Trustee................................................23
   SECTION 4.05  Consolidation, Merger, Conveyance of Assets.....................................................23
   SECTION 4.06  Restrictions on Liens...........................................................................24
   SECTION 4.07  Limitations on Sale and Leaseback Transactions..................................................26
   SECTION 4.08  Statement by Officers as to Default.............................................................27
ARTICLE.V. NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.........................................27
   SECTION 5.01  Company to Furnish Trustee Names and Addresses of Noteholders...................................27
   SECTION 5.02  Preservation of Information; Communications with Noteholders....................................28
   SECTION 5.03  Reports by the Company..........................................................................28
   SECTION 5.04  Reports by the Trustee..........................................................................29
ARTICLE.VI. REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT..........................................29
   SECTION 6.01  Events of Default...............................................................................29
   SECTION 6.02  Collection of Indebtedness and Suits for Enforcement by Trustee.................................31
   SECTION 6.03  Application of Moneys Collected.................................................................33
   SECTION 6.04  Limitation on Suits.............................................................................33
   SECTION 6.05  Rights and Remedies Cumulative; Delay or Omission Not Waiver....................................34


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
   SECTION 6.06     Control by Noteholders.......................................................................35
   SECTION 6.07     Undertaking to Pay Costs.....................................................................35
   SECTION 6.08     Restoration of Rights and Remedies...........................................................36
ARTICLE VII. CONCERNING THE TRUSTEE..............................................................................36
   SECTION 7.01     Certain Duties and Responsibilities of Trustee...............................................36
   SECTION 7.02     Certain Rights of Trustee....................................................................38
   SECTION 7.03     Trustee Not Responsible for Recitals or Indenture............................................39
   SECTION 7.04     May Hold Notes...............................................................................39
   SECTION 7.05     Moneys Held in Trust.........................................................................39
   SECTION 7.06     Compensation and Reimbursement...............................................................40
   SECTION 7.07     Reliance on Officers' Certificate............................................................40
   SECTION 7.08     Disqualification; Conflicting Interests......................................................41
   SECTION 7.09     Corporate Trustee Required; Eligibility......................................................41
   SECTION 7.10     Resignation and Removal; Appointment of Successor............................................41
   SECTION 7.11     Acceptance of Appointment By Successor.......................................................42
   SECTION 7.12     Merger, Conversion, Consolidation or Succession to Business..................................43
   SECTION 7.13     Preferential Collection of Claims Against the Company........................................43
   SECTION 7.14     Notice of Defaults...........................................................................44
ARTICLE VIII. CONCERNING THE NOTEHOLDERS.........................................................................44
   SECTION 8.01     Evidence of Action by Noteholders............................................................44
   SECTION 8.02     Proof of Execution by Noteholders............................................................45
   SECTION 8.03     Who May be Deemed Owners.....................................................................45
   SECTION 8.04     Certain Notes Owned by Company Disregarded...................................................45
   SECTION 8.05     Actions Binding on Future Noteholders........................................................46
ARTICLE IX. SUPPLEMENTAL INDENTURES..............................................................................46
   SECTION 9.01     Supplemental Indentures Without the Consent of Noteholders...................................46
   SECTION 9.02     Supplemental Indentures With Consent of Noteholders..........................................47
   SECTION 9.03     Effect of Supplemental Indentures............................................................48
   SECTION 9.04     Notes Affected by Supplemental Indentures....................................................48
   SECTION 9.05     Execution of Supplemental Indentures.........................................................49
   SECTION 9.06     Conformity with Trust Indenture Act..........................................................49
ARTICLE X. SUCCESSOR CORPORATION.................................................................................49
   SECTION 10.01    Successor Substituted........................................................................49
ARTICLE XI. DISCHARGE AND DEFEASANCE.............................................................................50
   SECTION 11.01    Satisfaction and Discharge of Indenture......................................................50
   SECTION 11.02    Defeasance and Covenant Defeasance...........................................................51
   SECTION 11.03    Deposited Moneys to be Held in Trust.........................................................53
   SECTION 11.04    Payment of Moneys Held by Paying Agents......................................................53
   SECTION 11.05    Repayment to Company.........................................................................53
   SECTION 11.06    Reinstatement................................................................................54
ARTICLE XII. IMMUNITY OF STOCKHOLDERS, OFFICERS AND DIRECTORS....................................................54
   SECTION 12.01    No Recourse..................................................................................54
ARTICLE XIII. MISCELLANEOUS PROVISIONS...........................................................................55
   SECTION 13.01    Effect on Successors and Assigns.............................................................55


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
   SECTION 13.02    Actions by Successor.........................................................................55
   SECTION 13.03    Notices......................................................................................55
   SECTION 13.04    Notice to Holders of Notes; Waiver...........................................................55
   SECTION 13.05    Governing Law................................................................................56
   SECTION 13.06    Effect of Headings and Table of Contents.....................................................56
   SECTION 13.07    Compliance Certificates and Opinions.........................................................56
   SECTION 13.08    Payments on Business Days....................................................................57
   SECTION 13.09    Conflict with Trust Indenture Act............................................................57
   SECTION 13.10    Counterparts.................................................................................57
   SECTION 13.11    Separability.................................................................................57
   SECTION 13.12    Assignment...................................................................................58


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



                                 TRUST INDENTURE

         THIS TRUST INDENTURE (this "Indenture") is made as of _______________, 2000, by and between HERMAN MILLER, INC., a Michigan corporation (the "Company"), and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "Trustee"):

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its unsecured senior notes (hereinafter referred to as the "Notes"), in unlimited aggregate principal amount, to be issued from time to time in one or more Series as registered Notes without coupons, to be authenticated by the certificate of the Trustee;

         WHEREAS, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Notes:


                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.01 Definitions of Terms.

         The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise expressly herein provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation.

         "Attributable Debt" means, with respect to a Sale and Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended), using a discount rate equal to the average interest rate per annum used to calculate the present value of operating lease payments for the most recent year in the Company's most recent annual report to its stockholders. The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

         "Authenticating Agent" means an authenticating agent with respect to all or any of the Series of Notes appointed with respect to all or any Series of the Notes by the Trustee pursuant to Section 2.10.

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of such Board of Directors.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" means a day of the year, other than (a) a Saturday; (b) a Sunday; or (c) a day on which commercial banks located in the city in which the notes are payable is located are required or authorized by law to remain closed.

         "Commission" means the Securities and Exchange Commission, or any successor agency or commission.



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

         "Company" means Herman Miller, Inc., a corporation duly organized and existing under the laws of the State of Michigan, and, subject to the provisions of Section 4.05 and Article X, shall also include its successors and assigns.

         "Consolidated Net Tangible Assets" means, at any date, the total of all the assets appearing on the most recent consolidated balance sheet of the Company and its Subsidiaries, less the following:

         (1) current liabilities, including liabilities for Debt maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination;

         (2)      reserves for depreciation and other asset valuation reserves;

         (3) intangible assets, including, without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other similar intangibles carried as an asset on said balance sheet; and

         (4) appropriate adjustments on account of minority interests of other Persons holding stock in any Subsidiary of the Company.

Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company and its Subsidiaries are engaged and that are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

         "Corporate Office" means the office of the Company located at 855 East Main Avenue, P.O. Box 302, Zeeland, Michigan, 49464, or such other location as may from time to time be designated by the Company, in accordance with Section 4.02, for the purposes set forth in said Section.

         "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         "Debt" means, at any date, all obligations of a Person for borrowed money, including obligations secured by Liens on property owned by such Person, whether or not the Person is directly liable for the obligations.




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         "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default with respect to Notes of a particular Series.

         "Depositary" means The Depository Trust Company, New York, New York, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which has been designated by the Company as provided in Section 2.11.

         "Event of Default" means any event specified in Section 6.01, continued for the period of time, if any, therein designated.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Funded Debt" means Debt which matures more than one year from the date of computation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date, and guaranties of Funded Debt.

         "Global Note" means, with respect to any Series of Notes, a Note executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

         "Governmental Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

         "herein", "hereof" and "hereunder", and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

         "Interest" means, when used with respect to an Original Issue Discount Note which by its terms bears interest only after maturity, interest payable after maturity.

         "Interest Payment Date", means, when used with respect to any installment of interest on a Note of a particular Series, the date specified in such Note or in a Board Resolution or in an indenture supplemental hereto with respect to such Series as the fixed date on which an installment of interest with respect to Notes of that Series is due and payable.

         "Lien" means any mortgage, deed of trust, security interest, pledge, lien or other encumbrance.

         "Notes" means the Notes authenticated and delivered under this Indenture.

         "Noteholder", "holder of Notes", "registered holder", or other similar term, means the Person or Persons in whose name or names a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in
Section 13.07, if and to the extent required by the provisions thereof.

         "Operating Property" means (a) all real property and improvements thereon owned by the Company or by a Subsidiary, including, without limitation, any manufacturing facility, warehouse, office building or other similar property, wherever located, provided that such term shall not include any such property which the Board of Directors shall have declared by resolution, together with all other property similarly excluded from the term "Operating Property," not to be of material importance to the business of the Company and its Subsidiaries taken as a whole; provided, however, that any parcel of unimproved real property with a fair market value of less than $2,000,000 shall be deemed not to be of material importance, and shall be automatically excluded from the term "Operating Property" without the need for Board of Directors resolution as described above, so long as the aggregate amount of all such properties that have been excluded from the term "Operating Property" (whether automatically or through a Board of Directors resolution) shall not exceed

10% of Consolidated Net Tangible Assets; and (b) all equipment and fixtures owned and used by the Company or any Subsidiaries other than office equipment, furniture, or other assets or equipment not directly related to and used in connection with the manufacturing operations of the Company or any of its Subsidiaries.

         "Opinion of Counsel" means an opinion in writing of legal counsel, who may be an employee of or counsel for the Company, and who is acceptable to the Trustee, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 13.07, if and to the extent required by the provisions thereof.

         "Original Issue Discount Note" means any Note which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

         "Outstanding", when used with reference to Notes of any Series, means, subject to the provisions of Section 8.04, as of any particular time, all Notes of that Series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Notes theretofore canceled by the Trustee or any Paying Agent, or delivered to the Trustee or any Paying Agent for cancellation; (b) Notes or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Notes or portions of such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article III provided, or provision satisfactory to the Trustee shall have been made for giving such notice; (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07; and (d) Notes that have been defeased. In determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent, waiver or other action, the principal amount of an Original Issue Discount Note that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 6.01.

         "Paying Agent" means the Person, if any, that has been appointed by the Company as paying agent with respect to any Series of Notes pursuant to Section 4.03.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

         "Register" means the books kept and maintained by the Company for registration and transfer of Notes pursuant to Section 2.05(b).

         "Registrar" means, with respect to Notes of any Series, the Trustee, unless otherwise specified in a supplemental indenture or Board Resolution pertaining to such Series.

         "Responsible Officer" means, when used with respect to the Trustee, the Chairman of the Board of Directors, the Vice Chairman, the President, Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Company or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

         "Series of Notes" or "Series" means, as applied to the Notes, any series of Notes authorized and issued hereunder and under a Board Resolution or an indenture supplemental to this Indenture, as provided in Section 2.01(a).

         "Subsidiary" means (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company or by the Company and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by the Company, or by one or more of its Subsidiaries, or the Company and one or more of its Subsidiaries and

(iii) any limited partnership of which the Company or any of its Subsidiaries is a general partner.

         "Trustee" means Bank One Trust Company, National Association, and, subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, "Trustee" shall mean each such Person.

         "Trustee's Corporate Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at One North State Street, 9th Floor, Chicago, Illinois 60602.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, subject to the provisions of Sections 9.01, 9.02, and 9.06, as in effect at the date of execution of this instrument.

         "Voting Stock" means, as applied to stock of any Person, shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

         "Yield to Maturity" means the yield to maturity on a Series of Notes, calculated at the time of issuance of such Series, or, if applicable, at the most recent redetermination of interest on such Series, and calculated in accordance with accepted financial practice.

                                   ARTICLE II.
                  ISSUE, SERIES, DESCRIPTION, TERMS, EXECUTION,
                       REGISTRATION AND EXCHANGE OF NOTES

         SECTION 2.01 Designation and Terms of Notes; Issuance in Series.

         (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture shall be unlimited. The Notes may be issued in one or more Series, and the aggregate principal amount of Notes of any Series shall not exceed the amount from time to time authorized for such Series by or pursuant to a Board Resolution of the Company or pursuant to one or more indentures supplemental hereto. All Notes shall be unsecured, and no Note of any Series shall be entitled to any preference or priority in order of payment or otherwise over other Notes of the same Series or Notes of any other Series.

         Prior to the initial issuance of Notes of any Series, there shall be established in or pursuant to a Board Resolution of the Company, and set forth in an Officers' Certificate of the Company, or established in one or more indentures supplemental hereto:

                  (1) the title of the Notes of the Series (which shall distinguish the Notes of the Series from all other Notes);

                  (2) any limit upon the aggregate principal amount of the Notes of that Series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of that Series);

                  (3) the date(s) on which the principal of the Notes of the Series is payable;

                  (4) the rate(s) at which the Notes of the Series shall bear interest and the method by which such interest shall be computed (if other than as provided in Section 2.03);

                  (5) the date(s) from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;

                  (6) the period or periods within which, the price or prices at which and the terms and conditions upon which, Notes of the Series may be redeemed, in whole or in part, at the option of the Company;

                  (7) the form of the Notes of the Series including the form of the Trustee's certificate of authentication for such Series;

                  (8) if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the Notes of the Series shall be issuable;

                  (9) if other than the principal amount thereof, the portion of the principal amount of Notes of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

                  (10) any special tax implications of the Notes of the Series, including provisions for Original Issue Discount Notes, if offered;

                  (11) any additional covenants applicable to the Notes of the Series and whether some or all of such covenants are subject to defeasance under Section 11.02(b), and any covenants contained in this Indenture which are to be inapplicable to such Series; and

                  (12) any and all other terms with respect to such Series (which terms shall not be inconsistent with the terms of this Indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Notes of that Series.

         All Notes of any one Series shall be substantially identical in form, except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution or in any indentures supplemental hereto.

         If any of the terms of the Series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Series.

         Notes of any particular Series may be issued at different times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different Interest Payment Dates and different redemption dates. Unless otherwise provided, a Series may be reopened for issuances of additional Notes of such Series.

         SECTION 2.02 Form of Notes and Trustee's Certificate.

         The Notes of any Series and the Trustee's certificate of authentication to be borne by such Notes shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution of the Company and as set forth in an Officers' Certificate of the Company and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or to conform to usage.

         SECTION 2.03  Denominations: Provisions for Payment.

         The Notes shall be issuable as registered Notes and in the denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, subject to Section 2.01(8). The Notes of a particular Series shall bear interest payable on the Interest Payment Dates and at the rate or rates specified with respect to that Series. Principal of and the interest on the Notes of any Series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York. Each Note shall be dated the date of its authentication. Unless otherwise provided pursuant to Section 2.01, interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

         The interest installment on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Notes of that Series shall be paid to the Person in whose name said Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such interest installment. In the event that any Note of a particular Series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Note will be paid upon presentation and surrender of such Note as provided in Section 3.03.

         Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Notes of the same Series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

                  (1) The Company may make payment of any Defaulted Interest on Notes to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Note holder at his or her address as it appears in the Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall be no longer payable pursuant to the following clause
         (2).

                  (2) The Company may make payment of any Defaulted Interest on any Notes in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Unless otherwise set forth in a Board Resolution of the Company or one or more indentures supplemental hereto establishing the terms of any Series of Notes pursuant to Section 2.01 hereof, the term "regular record date" as used in this Section with respect to a Series of Notes with respect to any Interest Payment Date for such Series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such Series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such Series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

         Subject to the foregoing provisions of this Section, each Note of a Series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note of such Series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

         SECTION 2.04 Execution and Authentication.

         The Notes shall be signed on behalf of the Company by the Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President, together with its Treasurer, or one of its Assistant Treasurers, or its Secretary, or one of its Assistant Secretaries, under its corporate seal which may, but need not be, attested by its Secretary or one of its Assistant Secretaries. Signatures may be in the form of a manual or facsimile signature. Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. The seal of the Company may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. The Notes may contain such notations, legends or endorsements required by law or usage. Each Note shall be dated the date of its authentication by the Trustee.

         A Note shall not be valid until authenticated manually by an authorized signatory of the Trustee. Such signature shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.08, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any Series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Notes, signed by its Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President, together with its Treasurer, or one of its Assistant Treasurers, or its Secretary, or one of its Assistant Secretaries, and the Trustee in accordance with such written order shall authenticate and deliver such Notes.

         In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture and that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relative to or affecting creditors' rights and to general equity principles.

         The Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the

Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

         SECTION 2.05 Registration of Transfer and Exchange.

         (a) Notes of any Series may be exchanged upon presentation thereof at the Trustee's Corporate Office for other Notes of such Series of authorized denominations, and for a like aggregate principal amount and of like tenor, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Notes so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Note or Notes of the same Series that the Noteholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

         (b) The Company shall keep, or cause to be kept, the Register at the Trustee's Corporate Office or at such other location(s) as may from time to time be designated by the Company, in which, subject to such reasonable regulations as the Company may prescribe, the Company shall register the Notes and the transfers of Notes as in this Article provided. The Register shall at all reasonable times be open for inspection by the Trustee. Unless otherwise specified in a supplemental indenture, the Trustee is hereby appointed as Registrar for the purpose of registering Notes and transfer of Notes of each Series.

         Upon surrender for transfer of any Note at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Note or Notes of the same Series as the Note presented of any authorized denominations for a like aggregate principal amount and of like tenor.

         All Notes presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Registrar, duly executed by the registered holder or by such holder's duly authorized attorney in writing.

         (c) No service charge shall be made for any exchange or registration of transfer of Notes, or issue of new Notes in case of partial redemption of any Series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.06, Section 3.03(b) and Section 9.04 not involving any transfer.

         (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Notes of a Series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same Series and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Notes of any Series or portions thereof called for redemption except the unredeemed portion of any Notes of any Series being redeemed in part. The provisions of this Section 2.05 are subject to Section
2.11 hereof.

         SECTION 2.06 Temporary Notes.

         Pending the preparation of definitive Notes of any Series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Notes (printed, lithographed or typewritten) of any authorized denomination. Such temporary Notes shall be substantially in the form of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every temporary Note of any Series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes of such Series. Without unnecessary delay the Company will execute and will furnish definitive Notes of such Series and thereupon any or all temporary Notes of such Series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of such Series, unless the Company advises the Trustee to the effect that definitive Notes need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Notes of such Series shall be entitled to the same benefits under this Indenture as definitive Notes of such Series authenticated and delivered hereunder.

         SECTION 2.07  Mutilated, Destroyed, Lost or Stolen Notes.

         In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company's request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Note of the same Series and of like tenor and principal amount, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

         Every replacement Note issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.08  Cancellation.

         All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Notes shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Notes held by the Trustee. In the absence of such request the Trustee may dispose of canceled Notes in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

         SECTION 2.09 Benefits of Indenture.

         Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Notes any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Notes.

         SECTION 2.10 Authenticating Agent.

         So long as any of the Notes of any Series remain outstanding there may be an Authenticating Agent for any or all such Series of Notes which the Trustee, with the consent of the Company, shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Notes of such Series issued upon exchange, transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Notes by the Trustee shall be deemed to include authentication by an Authenticating Agent for such Series. Each Authenticating Agent shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         SECTION 2.11 Global Notes.

         (a) With respect to each Series of Notes issued under this Indenture, the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Note that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, such of the Outstanding Notes of such Series as shall be specified therein, provided that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect exchanges, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in
Section 2.11 of the Indenture, this Note may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary." Any endorsement of a Note in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the written request signed in the name of the Company, by the Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof to be delivered to the Trustee pursuant to Section 2.04 or Section 2.06.

         (b) Notwithstanding the provisions of Section 2.05, the Global Note of a Series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depositary for such Series, or to a successor Depositary for such Series selected or approved by the Company or to a nominee of such successor Depositary.

         (c) If at any time the Depositary for a Series of Notes notifies the Company that it is unwilling or unable to continue as Depositary for such Series or if at any time the Depositary for such Series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Notes of such Series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver the Notes of such Series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note of such Series in exchange for such Global Note. In addition, the Company may at any time determine that the Notes of any Series shall no longer be represented by a Global Note and that the provisions of this
Section 2.11 shall no longer apply to the Notes of such Series. In such event the Company will execute and subject to Section 2.05, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Notes of such Series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note of such Series in exchange for such Global Note. Upon the exchange of the Global Note for such

Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

                                  ARTICLE III.
                               REDEMPTION OF NOTES

         SECTION 3.01  Redemption.

         The Company may redeem the Notes of any Series issued hereunder on and after the dates and in accordance with the terms established for such Series pursuant to Section 2.01 hereof.

         SECTION 3.02 Notice of Redemption.

         (a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Notes of any Series in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Notes of such Series to be redeemed by mailing, first-class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption of Notes of that Series to such holders at their last addresses as they shall appear upon the Register unless a shorter period is specified in the Notes to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Note of any Series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Notes of such Series or any other Series. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction.

         Each such notice of redemption shall specify the date fixed for redemption and the redemption price (or the manner of calculation thereof) at which Notes of that Series are to be redeemed, and shall state that payment of the redemption price of such Notes to be redeemed will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that from and after said date interest will cease to accrue. If less than all the Notes of a Series are to be redeemed, the notice to the holders of Notes of that Series to be redeemed in whole or in part shall specify the particular Notes to be so redeemed. In case any Note is to be redeemed in part only, the notice that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Note, a new Note or Notes of such Series in principal amount equal to the unredeemed portion thereof will be issued.

         Prior to any redemption date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.03(b)) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

         (b) If less than all the Notes of a Series are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Notes of the Series to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to one thousand U.S. dollars ($1,000) or any integral multiple thereof) of the principal amount of such Notes of a denomination larger than $1,000, the Notes to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Notes to be redeemed, in whole or in part.

         Subject to the provisions of Section 3.01, the Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by the Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President, instruct the Trustee or any Paying Agent to call all or any part of the Notes of a particular Series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such Paying Agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or such Paying Agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such Paying Agent, as the case may be, such Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such Paying Agent to give any notice by mail (at the expense of the Company) that may be required under the provisions of this Section.

         SECTION 3.03  Payment Upon Redemption.

         (a) If the giving of notice of redemption shall have been completed as above provided, the Notes or portions of Notes of the Series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Notes or portions of Notes shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Note or portion thereof. On presentation and surrender of such Notes on or after the date fixed for redemption at the place of payment specified in the notice, said Notes shall be paid and redeemed at the applicable redemption price for such Series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such Interest Payment Date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.03).

         (b) Upon presentation of any Note of such Series that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Note is presented shall deliver to the holder thereof, at the expense of the Company, a new Note of the same Series of authorized denominations in principal amount equal to the unredeemed portion of the Note so presented.

                                   ARTICLE IV.
                              COVENANTS OF COMPANY

         SECTION 4.01 Payment of Principal, Premium and Interest.

         The Company will duly and punctually pay or cause to be paid the principal of and any premium and interest on the Notes at the time and place and in the manner provided herein and established with respect to such Notes.

         SECTION 4.02      Maintenance of Office or Agency.

         So long as any Notes remain Outstanding, the Company shall maintain an office or agency of the Company in the Borough of Manhattan, City or State of New York, together with such other location or locations as may be designated as provided in this Section 4.02, where (i) Notes may be presented for payment,
(ii) Notes may be presented as authorized in this Indenture for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Notes and this Indenture may be given or served. Any designation of a location or locations for the foregoing purposes shall continue until the Company shall, by written notice signed by the Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Trustee's Corporate Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

         SECTION 4.03      Paying Agents.

         (a) If the Company shall appoint one or more Paying Agents for all or any Series of Notes, other than the Trustee, the Company will cause each Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

                  (1) that it will hold all sums held by it as such agent for the payment of the principal of and any premium or interest on the Notes of that Series (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the Persons entitled thereto;

                  (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Notes) to make any payment of the principal of and any premium or interest on the Notes of that Series when the same shall be due and payable;

                  (3) that it will, at any time during the continuance of any failure referred to in the subsection (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust pursuant to subsection (a)(1); and

                  (4) that it will perform all other duties of Paying Agent as set forth in this Indenture and as required by the Trust Indenture Act.

         (b) If the Company shall act as its own paying agent with respect to any Series of Notes, it will on or before each due date of the principal of and any premium or interest on Notes of that Series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal and any premium or interest so becoming due on Notes of that Series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Notes) to take such action. Whenever the Company shall have one or more Paying Agents for any Series of Notes, it will, prior to each due date of the principal of and any premium or interest on any Notes of that Series, deposit with the Paying Agent a sum sufficient to pay the principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

         (c) Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.05, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         SECTION 4.04 Appointment to Fill Vacancy in Office of Trustee.

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint a Trustee, in the manner provided in Section 7.10, so that there shall at all times be a Trustee hereunder.

         SECTION 4.05      Consolidation, Merger, Conveyance of Assets.

         The Company will not, while any of the Notes remain Outstanding, consolidate with or merge into any other Person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person, unless each of the following shall be satisfied:

               (1) the Person formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance or transfer or which leases all or substantially all of the properties and assets of the Company (any of the foregoing Persons, a "Successor") shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof, or the District of Columbia;

               (2) the Successor shall expressly assume, by executing an indenture supplemental to this Indenture (which supplemental indenture shall be executed and delivered to the Trustee and shall be in form satisfactory to the Trustee), the due and punctual payment of the principal of, interest and premium (if any) on all of the Notes and the performance of every covenant of this Indenture, as supplemented by any and all indentures supplemental thereto, required to be performed or observed on the part of the Company; and

               (3) immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing.

         The Trustee may require that the Company deliver an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and the supplemental indenture required in connection with such transaction complies with this Section 4.05 and that all conditions precedent herein provided for relating to such transaction have been complied with. The liabilities and obligations of the Company and the Successor following such consolidation, merger, conveyance, transfer or lease and the execution of the supplemental indenture required in connection therewith shall be governed by Section 10.01.

         SECTION 4.06      Restrictions on Liens.

         (a) The Company will not, nor will it permit any Subsidiary to, issue, assume, guarantee or create any Debt secured by any Lien upon any Operating Property, or upon any shares of stock or Debt of any Subsidiary (whether such Operating Property, shares of stock or Debt is now owned or hereafter acquired), without in such case effectively securing, concurrently with the issuance, assumption or guaranty of any such Debt, the Notes (together with, if the Company shall so determine, any other Debt of or guaranteed by the Company or such Subsidiary ranking equally with the Notes and then existing or thereafter created) equally and ratably with such Debt.

         (b) Notwithstanding anything in this Indenture to the contrary, the provisions of subsection (a) shall not apply to:

                   (1) Any Lien on Operating Property that is acquired, constructed or improved by the Company or any Subsidiary after the date of this Indenture, where such Lien is granted to secure Debt that is:
         (i) issued, assumed or guaranteed within 180 days after such acquisition, completion of construction or improvement; and (ii) incurred to finance such acquisition, construction or improvement.

                  (2) Any Lien existing on any Operating Property at the time of the acquisition of said Operating Property by the Company or any Subsidiary, or any Lien on stock or Debt of any Subsidiary existing at the time that said Subsidiary became a Subsidiary.

                  (3) Any Lien on any Operating Property, stock or Debt that is acquired from a Person that is consolidated with, merged with or merged into the Company or any Subsidiary which is existing at the time of such acquisition.

                  (4) Any Lien on any Operating Property to secure Debt of a Subsidiary to the Company or to another Subsidiary.

                  (5)  Any Lien in existence on the date of this Indenture.

                  (6) Any Lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

                  (7) Any pledge or deposit in connection with workers' compensation, unemployment insurance and similar legislation and any deposit securing liability to insurance carriers under insurance or self-insurance arrangements.

                  (8) Any Lien for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith.

                  (9) Any Lien imposed by law, such as carrier's, warehousemen's, mechanic's, landlord's, materialmen's, repairmen's or other similar Liens.

                  (10) Any Lien securing Debt incurred to extend, renew or replace, in whole or in part, Debt secured by any Lien, provided that:
         (i) the principal amount of Debt secured thereby shall not exceed the original principal amount of the Debt so secured; and (ii) such extension, renewal or replacement shall be limited to all or a part of the property that secured the Debt so extended, renewed or replaced plus improvements on such property.

         (c) In addition to the foregoing, notwithstanding the provisions of subsection (a) and Section 4.07, the Company and its Subsidiaries may issue, assume, guarantee or create Debt secured by a Lien upon any Operating Property or shares of stock or Debt of any Subsidiary or enter into a Sale and Leaseback Transaction involving any Operating Property without equally and ratably securing the Notes if the sum of (1) the amount of the Debt secured by Liens otherwise prohibited by subsection (a) of this Section and (2) the Attributable Debt of all Sale and Leaseback Transactions otherwise prohibited by Section 4.07 does not exceed at the time 10% of Consolidated Net Tangible Assets.

         (d) If at any time the Company or any Subsidiary shall issue, assume, guarantee or create any Debt secured by any Lien upon any Operating Property or shares of stock or Debt of any Subsidiary and if subsection (a) of this Section requires that the Notes be secured equally and ratably with such Debt, the Company will promptly execute, at its expense, any instruments necessary to so equally and ratably secure such Notes and deliver the same to the Trustee together with:

                   (i) an Officers' Certificate stating that the covenant of the Company contained in subsection 4.06(a) has been complied with; and

                  (ii) an Opinion of Counsel to the effect that such covenant of the Company has been complied with, and that any instruments executed by the Company in the performance of the same comply with the requirements of such covenant.

         (e) If the Company shall hereafter secure the Notes equally and ratably with any other Debt pursuant to the provisions of this Section 4.06, the Trustee is hereby authorized to enter into an indenture or supplemental indenture and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the holders of the Notes so secured, equally and ratably with such other Debt.

         SECTION 4.07    Limitations on Sale and Leaseback Transactions.

         Subject to the provisions of Section 4.06(c), the Company will not, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transaction involving any Operating Property, unless within 120 days of the effective date of such Sale and Leaseback Transaction, the Company or such Subsidiary applies or causes to be applied an amount equal to the greater of (i) the fair market value of the Operating Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (as determined by the Board of Directors) and (ii) the net proceeds of the sale of the Operating Property sold and leased back pursuant to such Sale and Leaseback Transaction, to:

                 (a) the prepayment or retirement (other than mandatory prepayment or retirement) of Funded Debt of the Company or any Subsidiary, or

                 (b) the purchase of other property that will constitute Operating Property.

The foregoing restriction shall not apply to a Sale and Leaseback Transaction, if:

                  (i) the Company or such Subsidiary would be entitled, pursuant to Section 4.06(b)(1) through (10) or Section 4.06(c), to issue, assume or guarantee Debt in an amount equal to the Attributable Debt of the Sale and Leaseback Transaction secured by the Operating Property without being required to equally and ratably secure the Notes;

                  (ii) such Sale and Leaseback Transaction is between the Company and a Subsidiary or between Subsidiaries; or

                  (iii) such Sale and Leaseback Transaction involves taking back a lease for a period of three years or less (including renewals).

         SECTION 4.08      Statement by Officers as to Default.

         The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                                   ARTICLE V.
                         NOTEHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

         SECTION 5.01 Company to Furnish Trustee Names and Addresses of Noteholders.

         The Company will furnish or cause to be furnished to the Trustee (a) promptly following each regular record date for Notes of a Series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each Series of Notes as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any Series of Notes for which the Trustee shall be the Registrar.

         SECTION 5.02 Preservation of Information; Communications with Noteholders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section
5.01 and as to the names and addresses of holders of Notes received by the Trustee in its capacity as Registrar (if acting in such capacity).

         (b) The Trustee may destroy any list furnished to it as provided in
Section 5.01 upon receipt of a new list so furnished.

         (c) Noteholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or under the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

         SECTION 5.03    Reports by the Company.

         (a) The Company covenants and agrees to file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to
Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

         (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

         (c) The Company covenants and agrees to transmit by mail, first-class postage prepaid, or reputable over-night delivery service that provides for evidence of receipt, to the Noteholders, as their names and addresses appear upon the Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and
(b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

         SECTION 5.04    Reports by the Trustee.

                  (a) On or before July 15 in each year beginning July 15, 2001 in which any of the Notes are Outstanding, the Trustee shall transmit by mail, first-class postage prepaid, to the Noteholders, as their names and addresses appear upon the Register, a brief report dated as of the preceding May 15, if and to the extent required under Section 313(a) of the Trust Indenture Act.

                  (b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

                  (c) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with the Company and also with the Commission.

                                   ARTICLE VI.
                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                               ON EVENT OF DEFAULT

         SECTION 6.01    Events of Default.

         (a) Whenever used herein with respect to Notes of a particular Series, "Event of Default" means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) the Company defaults in the payment of any installment of interest upon any of the Notes of that Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of (or premium, if any, on) any of the Notes of that Series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise;

                  (3) the Company fails to observe or perform any other of its covenants or agreements with respect to that Series contained in this Indenture or in any indenture supplemental hereto or otherwise established with respect to that Series pursuant to

         Section 2.01 hereof (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more Series of Notes other than such Series) for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes of that Series at the time Outstanding;

                  (4) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian for it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; (v) admits in writing its inability to pay its debts generally as they become due; or (vi) takes corporate action in furtherance of any of the foregoing actions;

                  (5) a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company for all or substantially all of its property, or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days;

                  (6) a default or event of default shall exist or occur with respect to Debt of the Company or any Subsidiary in excess of $10 million, which default or event of default shall fail to be waived, rescinded or cured, or said Debt shall fail to be discharged, within 10 days; or

                  (7) any event that constitutes an "Event of Default" under the terms governing Notes of a particular Series established as provided in
         Section 2.01.

         (b) In each and every such case, unless the principal of all the Notes of the Series affected by such Event of Default shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding Notes of that Series, by notice in writing to the Company (and to the Trustee if given by such Noteholders), may declare the principal (or, with respect to any Notes which are Original Issue Discount Notes, such portion of the principal amount as may be specified in the terms thereof) of all the Notes of that Series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Notes to the contrary.

         (c) At any time after the principal of the Notes of that Series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Outstanding Notes of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes of that Series and the principal of (and premium, if any, on) any and all Notes of that Series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum or Yield to Maturity (in the case of Original Issue Discount Notes) expressed in the Notes of that Series (or at the respective rates of interest or Yields to Maturity of all the Notes, as the case may be) to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and (ii) any and all Events of Default under this Indenture with respect to such Series, other than the non-payment of principal on Notes of that Series (or, with respect to any Notes which are Original Issue Discount Notes, such portion of the principal as may be specified in the terms thereof) that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06.

         No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

         (d) In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of rescission or annulment under Section 6.01(c) or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

          SECTION 6.02 Collection of Indebtedness and Suits for Enforcement by Trustee.

         (a) The Company covenants that (1) in case it shall default in the payment of any installment of interest on any of the Notes of a Series, and such default shall have continued for a period of 30 days, or (2) in case it shall default in the payment of the principal of (or premium, if any, on) any of the Notes of a Series when the same shall have become due and payable, whether upon maturity of such Notes or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes of that Series, the whole amount that then shall have been become due and payable on all such Notes for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum or Yield to Maturity (in the case of Original Issue Discount Notes) expressed in the Notes of that Series; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

         (b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes of that Series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Notes of that Series, wherever situated.

         (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed for the entire amount due and payable by the Company under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Noteholders, to pay to the Trustee any amount due it under Section 7.06.

         (d) All rights of action and of asserting claims under this Indenture or under the Notes of any Series may be enforced by the Trustee without the possession of any of such Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the Noteholders of such Series.

         In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any Series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         SECTION 6.03      Application of Moneys Collected.

         Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Notes of the applicable Series and notation thereon the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06; and

                  SECOND: To the payment of the amounts then due and unpaid upon the Outstanding Notes of such Series for principal and any premium and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Outstanding Notes for principal and any premium and interest, respectively.

         SECTION 6.04    Limitation on Suits.

         No holder of any Note of any Series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Notes of such Series, specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than 25% in aggregate principal amount of the Notes of such Series then

Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the holders of a majority in principal amount of the Notes of such Series do not give the Trustee a direction inconsistent with the request.

         Notwithstanding anything contained herein to the contrary, the right of any holder of any Note of any Series to receive payment of the principal of and any premium and (subject to Section 2.03) interest on such Note, as therein provided, on or after the respective due dates expressed in such Note (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Note hereunder it is expressly understood, intended and covenanted by the taker and holder of every Note of such Series with every other such taker and holder and the Trustee, that no one or more holders of Notes of any Series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Notes of such Series, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes of such Series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 6.05 Rights and Remedies Cumulative; Delay or Omission Not Waiver.

         (a) Except as otherwise provided in Section 2.07, all powers and remedies given by this Article to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Notes.

         (b) No delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

         SECTION 6.06    Control by Noteholders.

         The holders of a majority in aggregate principal amount of the Notes of any Series at the time Outstanding, determined in accordance with Section 8.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of holders of Notes of such Series not consenting; and provided, further, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to the taking of any action hereunder, the Trustee shall be entitled to reasonable indemnification satisfactory to the Trustee against all losses and expenses caused by taking or not taking such action. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes of any Series at the time Outstanding affected thereby, determined in accordance with Section 8.04, may on behalf of the holders of all of such Notes waive any past default in the performance of any of the covenants contained herein or in any indenture supplemental hereto or established pursuant to Section 2.01 with respect to such Series and its consequences, except a default in the payment of the principal of or any premium or interest on, any of such Notes as and when the same shall become due by the terms of such Notes otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.01(c)). Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of such Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 6.07      Undertaking to Pay Costs.

         All parties to this Indenture agree, and each Noteholder by such holder's acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding more than 10% in aggregate principal amount of the Outstanding Notes of any Series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note of any Series, on or after the due date(s) expressed in such Note or established pursuant to this Indenture.

         SECTION 6.08    Restoration of Rights and Remedies

         If the Trustee or any holder of Notes of any Series has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the holders of Notes of such Series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the holders of Notes of such Series shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII.
                             CONCERNING THE TRUSTEE

         SECTION 7.01    Certain Duties and Responsibilities of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes of a Series and after the curing of all Events of Default with respect to Notes of that Series that may have occurred, shall undertake to perform with respect to the Notes of such Series such duties and only such duties as are specifically set forth in this Indenture and provided by the Trust Indenture Act, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Notes of a Series has occurred (that has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) prior to the occurrence of an Event of Default with respect to the Notes of a Series and after the curing or waiving of all Events of Default with respect to Notes of that Series that may have occurred:

                           (i) the duties and obligations of the Trustee with
                  respect to Notes of that Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to Notes of that Series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on the part of the
                  Trustee, the Trustee may with respect to Notes of that Series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes of any Series at the time Outstanding (determined as provided in Section 8.04) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to Notes of that Series; and

                  (4) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

         SECTION 7.02    Certain Rights of Trustee.

         Except as otherwise provided in Section 7.01:

         (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by the Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

         (c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

         (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a Series of the Notes (that has not been cured or waived), to exercise with respect to the Notes of that Series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Notes of the particular Series affected thereby (determined as provided in

Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

         (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         SECTION 7.03 Trustee Not Responsible for Recitals or Indenture or Notes.

         (a) The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

         (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

         (c) The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

         SECTION 7.04    May Hold Notes.

         The Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

         SECTION 7.05    Moneys Held in Trust.

         Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.

The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

         SECTION 7.06    Compensation and Reimbursement.

         (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

         (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of any Noteholders.

         SECTION 7.07    Reliance on Officers' Certificate.

         Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

         SECTION 7.08    Disqualification; Conflicting Interests.

         If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 7.09    Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

         SECTION 7.10    Resignation and Removal; Appointment of Successor.

         (a) The Trustee or any successor hereafter appointed may at any time resign by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first-class postage prepaid, to the Noteholders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by or pursuant to a Board Resolution. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b) In case at any time any one of the following shall occur:

                  (1) the Trustee shall fail to comply with the provisions of
         Section 7.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

                  (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by or pursuant to a Board Resolution, or, unless the Trustee's duty to resign is stayed as provided herein, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 7.11.

         (e) Any successor trustee appointed pursuant to this Section shall be appointed with respect to the Notes of all Series then Outstanding, and at any time there shall be only one Trustee with respect to the Notes.

         SECTION 7.11    Acceptance of Appointment By Successor.

         (a) In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

         (b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in subsection (a).

         (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

         (d) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first-class postage prepaid, to the Noteholders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

         SECTION 7.12    Merger, Conversion, Consolidation or Succession to
                         Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 7.13     Preferential Collection of Claims Against the Company.

         The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

         SECTION 7.14    Notice of Defaults.

         If a Default occurs hereunder with respect to Notes of any Series, the Trustee shall give the Noteholders of such Series notice of such Default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any Default of the character specified in Section 6.01(a)(3) no such notice to Noteholders shall be given until at least 30 days after the occurrence thereof.

                                  ARTICLE VIII.
                           CONCERNING THE NOTEHOLDERS

         SECTION 8.01      Evidence of Action by Noteholders.

         Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Notes of a particular Series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that Series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Notes of that Series in Person or by agent or proxy appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.

         If the Company shall solicit from the Noteholders of any Series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option and in the circumstances permitted by the Trust Indenture Act, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes of that Series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes of that Series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         SECTION 8.02    Proof of Execution by Noteholders.

         Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Noteholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

         (a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

         (b) The ownership of Notes shall be proved by the Register of such Notes or by a certificate of the Registrar thereof.

         (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

         SECTION 8.03    Who May be Deemed Owners.

         Prior to the due presentment for registration of transfer of any Note, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

         SECTION 8.04    Certain Notes Owned by Company Disregarded.

         In determining whether the holders of the requisite aggregate principal amount of Notes of a particular Series have concurred in any direction, consent of waiver under this Indenture, the Notes of that Series that are owned by the Company or any other obligor on the Notes of that Series or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Notes of that Series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes of such Series that the Trustee actually knows are so owned shall be so disregarded. The Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         SECTION 8.05     Actions Binding on Future Noteholders.

         At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular Series specified in this Indenture in connection with such action, any holder of a Note of that Series that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in
Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular Series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and all holders of Notes of that Series.

                                   ARTICLE IX.
                             SUPPLEMENTAL INDENTURES

         SECTION 9.01     Supplemental Indentures Without the Consent of
                          Noteholders.

         In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Noteholders, for one or more of the following purposes:

         (a) to cure any ambiguity, defect, or inconsistency herein or in the Notes of any Series;

         (b) to comply with Article X;

         (c) to add to the covenants of the Company for the benefit of the holders of one or more Series of Notes or to surrender any right or power herein conferred upon the Company;

         (d) to secure the Notes pursuant to the requirements of Section 4.06;

         (e) to make any change that does not adversely affect the rights of any Noteholder in any material respect; or

         (f) to provide for the issuance of and establish the form and terms and conditions of the Notes of any Series as provided in Section 2.01, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any Series of Notes, or to add to the rights of the holders of any Series of Notes.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

         SECTION 9.02 Supplemental Indentures With Consent of Noteholders.

         With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Notes of each Series affected by such supplemental indenture or indentures at the time Outstanding, the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by
Section 9.01 the rights of the holders of the Notes of such Series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Note then Outstanding affected thereby, (i) extend the fixed maturity of any Notes of any Series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;
(ii) reduce the amount of principal of an Original Issue Discount Note or any other Note payable upon acceleration of the maturity thereof; (iii) change the currency in which any Note or any premium or interest is payable; (iv) impair the right to enforce any payment on or with respect to any Note; (v) if the Notes are secured, change the terms and conditions pursuant to which the Notes are secured in a manner adverse to the Noteholders; (vi) grant any preference or priority of any Note or Series of Notes over any other Note or Series of Notes;
(vii) reduce the percentage in principal amount of outstanding Notes the consent of whose holders is required for modification or amendment of this Indenture or for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults; (viii) reduce the requirements contained in this Indenture for quorum or voting; (ix) change any obligations of the Company to maintain an office or agency in the places and for the purposes required by the indentures; or (x) modify any of the above provisions.

         It shall not be necessary for the consent of the Noteholders of any Series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 9.03      Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 4.05(2), this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes of all Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.04      Notes Affected by Supplemental Indentures.

         Notes of any Series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 4.05(2), may bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of that Series so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes of that Series then Outstanding.

         SECTION 9.05      Execution of Supplemental Indentures.

         Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof; provided, however, that such Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a Series of Notes pursuant to Section 2.01 hereof.

         SECTION 9.06      Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act of 1939, as amended, in effect on such date.

                                   ARTICLE X.
                              SUCCESSOR CORPORATION

         SECTION 10.01     Successor Substituted.

         (a) In case of any consolidation or merger of the Company or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company to any other Person to the extent permitted under Section 4.05, and upon the assumption by the successor Person, pursuant to Section 4.05(2), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and any premium and interest on all of the Notes then Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture and any indenture supplemental thereto, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company herein, and thereupon the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

         (b) In case of any such consolidation, merger, sale, conveyance, transfer, lease or other disposition such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

         (c) Nothing contained in this Indenture or in any of the Notes shall prevent the Company from entering into a merger in which it is the surviving corporation or from acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Company).

                                   ARTICLE XI.
                            DISCHARGE AND DEFEASANCE

         SECTION 11.01     Satisfaction and Discharge of Indenture.

         If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Notes of a Series theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.07 and Notes for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 11.05); or (b) all such Notes of a particular Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds an amount of money in U.S. dollars sufficient, or non-callable Governmental Obligations, the principal of and interest on which when due will be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Notes of that Series not theretofore delivered to the Trustee for cancellation, including principal and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to such Series by the Company, and shall deliver an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to such Series except for the provisions of Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03, and 7.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 7.06 and 11.05, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such Series.

         SECTION 11.02     Defeasance and Covenant Defeasance.

         In addition to discharge of this Indenture pursuant to Section 11.01, the Company may at its option elect at any time either to effect: (i) a defeasance and discharge of the Notes of any particular Series under Section 11.02(a) below; or (ii) a covenant defeasance of the Notes of any particular Series under Section 11.02(b) below; in each case upon compliance with the applicable conditions set forth in Section 11.02(c).

         (a) Upon election by the Company to effect a defeasance and discharge of the Notes of any Series under this Section 11.02(a) and satisfaction of the conditions precedent set forth in Section 11.02(c) with respect to the Notes of such Series, the Company shall be deemed to have paid and discharged the Notes of such Series and the Company shall be deemed to have satisfied all its other obligations under such Notes and all its other obligations relating to such Notes under the Indenture, except for Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03, 7.06, 7.10 and 11.05 of this Indenture that shall survive until the Notes of such Series mature and are paid. Thereafter, Sections 7.06 and 11.05 of this Indenture shall survive with respect to the Notes of such Series.

         (b) Upon election by the Company to effect a covenant defeasance with respect to the Notes of any Series under this Section 11.02(b), the Company shall be released from its obligations under Sections 4.05, 4.06 and 4.07 of this Indenture (if applicable to such Series) and any covenants made applicable to the Notes of such Series which are subject to defeasance under the terms of any indenture supplemental hereto or the terms otherwise established with respect to such series pursuant to Section 2.01 hereof on or after the date the conditions precedent set forth in Section 11.02(c) are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Sections 4.05, 4.06 or 4.07 of this Indenture (if applicable to such Series) or in any other covenant applicable to such Series which is subject to defeasance under the terms of the indenture supplemental hereto or the terms otherwise established with respect to such series pursuant to Section 2.01 hereof pertaining to such Series.

         (c) The following shall be conditions precedent to the application of either Section 11.02(a) or 11.02(b):

                  (i) the Company shall have deposited or cause to be deposited irrevocably with the Trustee, as trust funds in trust for the purpose of making the following payments and specifically pledged as security for and dedicated solely to the benefit of the holders of the Notes to be defeased, cash in U.S. dollars (or such other money or currencies as shall then be legal tender in the United States) and/or Governmental Obligations, which through the scheduled payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to discharge principal (including premium, if any) under such Notes, and each installment of principal (including premium, if any) and interest on such Notes on the stated maturity of such principal or installment of principal or interest on the dates on which such installments of principal and interest are due, in accordance with the terms of this Indenture, any indenture supplemental thereto entered into pursuant to
         Section 2.01 with respect to such Notes, and such Notes;

                  (ii) the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling (which ruling may be, but need not be, issued with respect to the Company) or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of Outstanding Notes of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance.

                  (iii) no Event of Default or Default with respect to the Notes to be defeased shall have occurred and be continuing on the date of such deposit, and no such Event of Default under Sections 6.01(a) (4) or (5) or event which with the giving of notice or lapse of time, or both, would become such an Event of Default under Sections 6.01(a)(4) or (5) shall have occurred and be continuing on the 91st day after such date or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition of this subsection
         (iii) shall not be deemed satisfied until the expiration of such period);

                  (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                  (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance and discharge under Section 11.02(a) or the covenant defeasance under Section 11.02(b) (as the case may be) have been complied with;

                  (vi) such defeasance and discharge or covenant defeasance will not cause the Trustee to have a conflicting interest as defined in
         Section 7.08 or for purposes of the Trust Indenture Act with respect to any securities of the Company or result in the trust arising from such deposit to constitute an investment company under the Investment Company Act of 1940 or such trust shall be qualified under such act or exempt from regulation thereunder; and

                  (vii) the Company has paid or caused to be paid all other sums payable with respect to the Notes to be defeased.

         SECTION 11.03     Deposited Moneys to be Held in Trust.

         All moneys or Governmental Obligations deposited with the Trustee pursuant to Sections 11.01 or 11.02 shall be held in trust and shall be available for payment as due, either directly or through any Paying Agent (including the Company acting as its own paying agent), to the holders of the particular Series of Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

         SECTION 11.04     Payment of Moneys Held by Paying Agents.

         In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

         SECTION 11.05     Repayment to Company.

         Any moneys or Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by the Company, in trust for payment of principal of or premium or interest on the Notes of a particular Series that are not applied but remain unclaimed by the holders of such Notes for at least two years after the date upon which the principal of and any premium or interest on such Notes shall have respectively become due and payable, shall be repaid to the Company upon delivery to the Trustee of an Officer's Certificate, provided such repayment is not in violation of state or federal law, and shall thereafter be discharged from such trust; and thereupon the Paying Agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Notes entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 11.06     Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company's obligations under the Notes to be defeased shall be revived and reinstated as though no deposit had occurred pursuant to this
Article XI until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any such Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE XII.
                       IMMUNITY OF STOCKHOLDERS, OFFICERS
                                  AND DIRECTORS

         SECTION 12.01     No Recourse.

         No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes.

                                  ARTICLE XIII.
                            MISCELLANEOUS PROVISIONS

         SECTION 13.01     Effect on Successors and Assigns.

         All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 13.02     Actions by Successor.

         Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

         SECTION 13.03     Notices.

         Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited first-class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee) to the Company at the Corporate Office, Attention: James E. Christenson, with copies of any notice of an Event of Default to the attention of the Company's general counsel at the same address. Any notice, election, request or demand by the Company or any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Trustee's Corporate Office.

         SECTION 13.04     Notice to Holders of Notes; Waiver.

         Except as otherwise expressly provided herein, where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given to Noteholders if in writing and mailed, first-class postage prepaid, to each holder of a Note affected by such event, at the address of such holder as it appears in the Register, not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders of Notes by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such holder for every purpose hereunder. In any case where notice to holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice mailed to any particular holder of a Note shall affect the sufficiency of such notice with respect to other holders of Notes given as provided herein.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 13.05     Governing Law.

         This Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 13.06     Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 13.07     Compliance Certificates and Opinions.

         (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         SECTION 13.08     Payments on Business Days.

         Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officers' Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Note or the date of redemption of any Note shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

         SECTION 13.09     Conflict with Trust Indenture Act.

         If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and to govern this Indenture, such latter provision shall control.

         SECTION 13.10     Counterparts.

         This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 13.11     Separability.

         In case any one or more of the provisions contained in this Indenture or in the Notes of any Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         SECTION 13.12     Assignment.

         The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.


                                   HERMAN MILLER, INC.

                                   by:
                                      -------------------------------------
                                       Its:
                                           --------------------------------


                                   BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

                                   by:
                                      -------------------------------------
                                       Its:
                                           --------------------------------